Exhibit 99.2

ACCEPTÉ HOLDING B.V.

Groningen, The Netherlands

REPORT ON THE ANNUAL ACCOUNTS 2012

ACCEPTÉ HOLDING B.V.

INDEX

Annual report 2012
Financial statements
Consolidated financial statements*
Consolidated statement of profit or loss for the year ended 31 December 2012*
Consolidated statement of financial position at 31 December 2012*
Consolidated statement of changes in equity for the year ended 31 December 2012*
Consolidated statement of cash flow for the year ended 31 December 2012*
Notes to the consolidated financial statements
General
Significant accounting principles
Notes to the specific items of the consolidated statement of profit or loss
Notes to the specific items of the consolidated statement of financial position
Independent auditor’s report

*                                         refer to the basis of preparation included in the notes to the consolidated financial statements

ACCEPTÉ HOLDING B.V.

CONSOLIDATED STATEMENT OF PROFIT OR LOSS

FOR THE YEAR ENDED 31 DECEMBER 2012*

	note)	2012	2011
		EUR	EURUnaudited
Continuing operations
Revenue		6,064,509	4,791,267
Cost of sales		(2,105,163)	(1,724,486)
Gross profit		3,959,346	3,066,781
Finance costs		78,487	115,096
Employee benefits expense	1)	2,321,956	1,724,794
Amortisation / depreciation	2)	183,578	234,441
Other operating expenses	3)	1,358,325	989,742
Total expenses		3,942,346	3,064,073
Profit before tax		17,000	2,708
Income tax expense	4)	8,759	(34,873)
Profit for the year		8,241	37,581
Other comprehensive income		—	—
Total comprehensive income for the year		8,241	37,581
Attributable to:
Owners of the company		8,241	37,581
Non-controlling interests		0	0

*                                         refer to the basis of preparation included in the notes to the consolidated financial statements

ACCEPTÉ HOLDING B.V.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AT 31 DECEMBER 2012*

	note)	31 Dec. 2012		31 Dec. 2011
		EUR		EUR
Assets
Non-current assets
Intangible fixed assets	5)	750,342		393,499
Property, plant and equipment	6)	216,207		155,545
Financial fixed assets	7)	260,762		273,960
			1,227,311		823,004
Current assets
Inventories	8)	17,054		16,280
Trade and other receivables	9)	3,070,818		2,752,330
Cash and cash equivalents	10)	2,816,928		3,718,301
			5,904,800		6,486,911
			7,132,111		7,309,915
Equity and liabilities
Capital and reserves
Issued capital	11)	20,000		20,000
Share premium	12)	1,132,088		1,132,088
Legal and statutory reserve	13)	750,341		393,499
Other reserves		(2,006,674)		(1,687,413)
Retained earnings		8,241		37,581
			(96,004)		(104,245)
Non-current liabilities
Deferred tax liabilities	14)		0		205,471
Long-term liabilities	15)		1,299,706		1,330,556
Current liabilities
Current liabilities	16)		5,928,409		5,878,133
			7,132,111		7,309,915

*                                         refer to the basis of preparation included in the notes to the consolidated financial statements

ACCEPTÉ HOLDING B.V.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2012*

	Share capital	Share premium	Legal and statutory reserve	Other reserves	Retained earnings	Total
	EUR	EUR	EUR	EUR	EUR	EUR
Balance at 1 January 2011 (Unaudited)	20,000	1,132,088	305,000	(859,273)	(739,641)	(141,826)
Profit for the year (Unaudited)	—	—	—	—	37,581	37,581
Total comprehensive income for the year (Unaudited)	—	—	—	—	37,581	37,581
Addition to Other reserves (Unaudited)	—	—	—	(739,641)	739,641	—
Addition to Legal and statutory reserve (Unaudited)	—	—	88,499	(88,499)	—	—
Balance at 31 December 2011	20,000	1,132,088	393,499	(1,687,413)	37,581	(104,245)
Balance at 1 January 2012	20,000	1,132,088	393,499	(1,687,413)	37,581	(104,245)
Profit for the year	—	—	—	—	8,241	8,241
Total comprehensive income for the year	—	—	—	—	8,241	8,241
Addition to Other reserves	—	—	—	37,581	(37,581)	—
Addition to Legal and statutory reserve	—	—	356,842	(356,842)	—	—
Balance at 31 December 2012	20,000	1,132,088	750,341	(2,006,674)	8,241	(96,004)

*                                         refer to the basis of preparation included in the notes to the consolidated financial statements

ACCEPTÉ HOLDING B.V.

CONSOLIDATED STATEMENT OF CASH FLOW

FOR THE YEAR ENDED 31 DECEMBER 2012*

	Year ended 31 Dec. 2012	Year ended 31 Dec. 2011
	EUR	EURUnaudited
Cash flows from operating activities
Profit of the year	8,241	37,581
Adjustments for:
Finance costs recognised in profit or loss	78,487	115,096
Depreciation & amortisation	183,578	234,441
Income tax expense recognised in profit or loss	8,759	(34,873)
Change in other financial fixed assets	(134,495)	(71,444)
Movements in working capital:
Change in inventories	(774)	—
Impairment on trade debtors	(73,670)	—
Change in trade debtors	(27,745)	111,137
Change in receivables from participators	—	14,188
Change in ticketing fund receivables	(278,057)	(1,286,461)
Change in other receivables	60,984	171,028
Change in trade creditors	12,926	81,983
Change in provision holiday allowance	(43,334)	67,662
Change in other provisions	(66,537)	205,471
Change in ticketing fund liabilities	52,750	2,590,856
Change in other liabilities	(101,122)	(523,022)
Change in taxes and social security contributions	129,055	68,291
Interest paid	(78,486)	(89,892)
Income taxes paid	—	—
Net cash used in operating activities	(269,440)	1,692,042
Cash flows from investing activities
Payment for tangible fixed assets	(117,929)	(75,339)
Payment for intangible fixed assets	(483,154)	(283,421)
Net cash used in investing activities	(601,083)	(358,760)
Cash flows from financing activities
Attracted long-term debt	53,150	48,761
Repayment of debt to credit institutions	(84,000)	(184,333)
Net cash used in financing activities	(30,850)	(135,572)
Net decrease in cash and cash equivalents	(901,373)	1,197,710
Cash and cash equivalents at the beginning of the year	3,718,301	2,520,591
Cash and cash equivalents at the end of the year	2,816,928	3,718,301

*                                         refer to the basis of preparation included in the notes to the consolidated financial statements

ACCEPTÉ HOLDING B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

GENERAL

Activities

Accepté Holding B.V. (having its legal seat at Nieuwe Boteringestraat 28-30, Groningen, The Netherlands), hereinafter the “Company” and its group companies, together the “Group”, doing business as Paylogic, is a business to business (‘b-2-b’) and business to consumer (‘b-2- c’) brand which provides public event organizers with different ICT solutions. The core activity is to deliver an extensive system and service intended for the supply and distribution of tickets for organizers of public events of every size.

Basis of preparation

These consolidated financial statements are not the statutory financial statements. The statutory financial statements have been prepared in accordance with Dutch GAAP (Title 9 of Book 2 Dutch Law) and have been filed with the Dutch Chamber of Commerce in Groningen, the Netherlands. These consolidated financial statements therefore do not replace the statutory financial statements 2012.

The consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (IASB).

Valuation of assets and liabilities and determination of the result take place under the historical cost convention. Unless stated otherwise at the relevant principle for the specific balance sheet item, assets and liabilities are presented at face value.

Income and expenses are accounted for on an accrual basis. Profit is only included when realized on the balance sheet date. Liabilities and potential losses originating before the end of the financial year are taken into account if they have become known before preparation of the financial statements.

First time adoption of IFRS

These are the Group’s first financial statements prepared in accordance with IFRS. The date of transition to IFRS is 1 January 2011. The Group’s IFRS accounting policies presented in the significant accounting policies have been applied in preparing the financial statements for the year ended 31 December 2012, the comparative information and the opening statement of financial position at the date of transition.

The Group has applied IFRS 1 First time adoption of international financial reporting standards in preparing these first IFRS consolidated financial statements.

There are no effects of the transition to IFRS on equity, total comprehensive income and reported cash flows and are therefore not further presented and explained. Certain presentation differences between previous GAAP and IFRS have no impact on reported profit or total equity or total assets.

Some line items are described differently (renamed) under IFRS compared to previous GAAP, although the assets and liabilities included in these line items are unaffected. Therefore the renamed items on the statement of financial position and the statement of profit or loss are not further explained.

Estimates made under previous GAAP

Estimates made by the directors in preparing the first IFRS financial statements are consistent with estimates made under previous GAAP. Therefore, estimates are not updated. When changes in estimates are appropriate they are accounted for prospectively.

Group structure

Accepté Holding B.V. heads a group of companies. A list of these consolidated companies is included below.

Consolidated companies:

Name	Legal seat	Share in issued capital
Paylogic Nederland B.V.	Groningen, The Netherlands	100%
Getlogic Nederland B.V.	Groningen, The Netherlands	100%
Paylogic Deutschland GmbH	Berlin, Germany	100%
Stichting Paylogic Foundation	Groningen, The Netherlands	n/a

New and revised International Financial Reporting Standards

In May 2011, a set of five Standards on consolidation, joint arrangements, associates and disclosures was issued, including IFRS 10, IFRS 11, IFRS 12, IAS 27 (as revised in 2011) and IAS 28 (as revised in 2011). The revision of pensions (under IAS 19) is not applicable as no pensions are held.

Key requirements of these five Standards are described below.

IFRS 10 replaces the parts of IAS 27 Consolidated and Separate Financial Statements that deal with consolidated financial statements. SIC- 12 Consolidation—Special Purpose Entities will be withdrawn upon the effective date of IFRS 10. Under IFRS 10, there is only one basis for consolidation, that is, control. In addition, IFRS 10 includes a new definition of control that contains three elements: (a) power over an investee, (b) exposure, or rights, to variable returns from its involvement with the investee, and (c) the ability to use its power over the investee to affect the amount of the investor’s returns. Extensive guidance has been added in IFRS 10 to deal with complex scenarios.

IFRS 11 replaces IAS 31 Interests in Joint Ventures. IFRS 11 deals with how a joint arrangement of which two or more parties have joint control should be classified. SIC-13 Jointly Controlled Entities—Non- monetary Contributions by Venturers will be withdrawn upon the effective date of IFRS 11. Under IFRS 11, joint arrangements are classified as joint operations or joint ventures, depending on the rights and obligations of the parties to the arrangements. In contrast, under IAS 31, there are three types of joint arrangements: jointly controlled entities, jointly controlled assets and jointly controlled operations. In addition, joint ventures under IFRS 11 are required to be accounted for using the equity method of accounting, whereas jointly controlled entities under IAS 31 can be accounted for using the equity method of accounting or proportional consolidation.

IFRS 12 is a disclosure standard and is applicable to entities that have interests in subsidiaries, joint arrangements, associates and/or unconsolidated structured entities. In general, the disclosure requirements in IFRS 12 are more extensive than those in the current standards.

In June 2012, the amendments to IFRS 10, IFRS 11 and IFRS 12 were issued to clarify certain transitional guidance on the application of these IFRSs for the first time.

These five standards together with the amendments regarding the transition guidance are effective for annual periods beginning on or after 1 January 2013, with earlier application permitted provided all of these standards are applied at the same time. The directors anticipate that the application of these five standards will not have a significant impact on the amounts reported in the consolidated financial statements.

Other standards and interpretations that are issued and are effective from 1 January 2012 did not have a material impact on the group.

All other standards and interpretations that were in issue but not yet effective for reporting periods beginning on 1 January 2012 have not yet been adopted and are not expected to have material impact on the group.

SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company. Control is achieved where the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

All intra-group transactions, balances, income and expenses are eliminated in full on consolidation.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for discounts, value added tax and other similar allowances. Revenue is only recognized when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the company and specific criteria have been met for each of the company’s activities as described below.

Contract revenue

Revenue from services provided under contracts based on contractual rates is recognised in the period the services are provided.

Rendering of services

Revenue from a contract to provide services is recognised in proportion to the stage of completion of the transaction on the reporting date. The stage of completion is determined on the basis of the completion of the supply and distribution of the tickets.

Interest income

Interest income from a financial asset is recognised when it is probable that the economic benefits will flow to the Group and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount on initial recognition.

Leasing

The Group as lessor:

Rental income from operating leases is recognised on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognised on a straight-line basis over the lease term.

The Group as lessee:

Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognised as an expense in the period in which they are incurred.

In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefit of incentives is recognised as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

Translation of foreign currency

The group enters into certain transactions in non-euro currencies and has certain monetary assets and liabilities resulting from these transactions. Transactions in foreign currency during the financial year are recognized in the financial statements at the exchange rates prevailing at transaction date. The exchange differences resulting from the translation as at the date of the statement of financial position are recorded in the statement of profit or loss. Monetary assets and liabilities denominated in foreign currency are translated at the exchange rates prevailing at the date of the statement of financial position.

Government grants

Government grants are not recognised until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants are recognised in profit or loss on a systematic basis over the periods in which the Group recognises as expenses the related costs for which the grants are intended to compensate. Specifically, government grants whose primary condition is that the Group should purchase, construct or otherwise acquire non-current assets are recognised as deferred revenue in the consolidated statement of financial position and transferred to profit or loss on a systematic and rational basis over the useful lives of the related assets.

Government grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognised in profit or loss in the period in which they become receivable.

Taxation

The tax currently payable is based on taxable profit for the year. Taxable profit differs from ‘profit before tax’ as reported in the consolidated statement of profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Property, plant and equipment

Fixtures and equipment are stated at cost less accumulated depreciation and accumulated impairment losses.

Depreciation is recognised so as to write off the cost or valuation of assets (other than freehold land and properties under construction) less their residual values over their useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

Intangible assets

Intangible assets acquired separately:

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives. The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Internally-generated intangible assets—research and development expenditure:

Expenditure on research activities is recognised as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognised if, and only if, all of the following have been demonstrated:

•                  the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•                  the intention to complete the intangible asset and use or sell it;

•                  the ability to use or sell the intangible asset;

•                  how the intangible asset will generate probable future economic benefits;

•                  the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•                  the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognised for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognised, development expenditure is recognised in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortisation and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Derecognition of intangible assets:

An intangible asset is derecognised on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognised in profit or loss when the asset is derecognised.

Impairment of tangible and intangible assets other than goodwill:

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the combined asset the individual asset is part of.

Intangible assets with definite useful lives and intangible assets not yet available for use are tested whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Inventories

Inventories are stated at the lower of cost and net realisable value. Costs of inventories are determined on a first-in-first-out basis. Net realisable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale.

Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognised as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

Critical accounting judgements and key sources of estimation uncertainty

In the application of the Group’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an on-going basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Key assumptions

Recovering of internally generated intangible fixed assets

During the year, the directors reconsidered the recoverability of the Group’s internally generated intangible asset arising from its e-business development, which is included in the consolidated statement of financial position at 31 December 2012 at EUR 750,342 (31 December 2011: EUR 393,499).

The core business of the Group continues to progress in a satisfactory manner, and customer reaction has reconfirmed the directors’ previous estimates of anticipated revenues from the core business. Detailed sensitivity analysis has been carried out and the directors are confident that the carrying amount of the asset will be recovered in full. This situation will be closely monitored, and adjustments made in future periods if future market activity indicates that such adjustments are appropriate.

Recovering of deferred tax assets

During the year, the directors reconsidered the recoverability of the Group’s deferred tax assets, which is included in the consolidated statement of financial position at 31 December 2012 at EUR 380,797 (31 December 2011: EUR 252,157). Given the multi-year prospectus of the Group’s performance and profitability thereof, the directors determined that the deferred tax assets will be used in full in future fiscal years and no amortisation is needed.

Useful lives of plant, property and equipment

As described above, the Group reviews the estimated useful lives of property, plant and equipment at the end of each reporting period. During the current year, the directors determined that the useful lives of all items of equipment are in line with depreciation principles.

Notes to the specific items of the consolidated statement of profit or loss

1) Employee benefits expense

	2012	2011
	EUR	EUR
Wages and salaries	2,080,453	1,670,088
Grants	(154,918)	(220,038)
Social security expenses	396,421	274,744
	2,321,956	1,724,794

Average number of employees

The average number of employees, converted to full-time equivalents, was:

	2012	2011
Year average FTE	56	42

2) Amortisation / depreciation

	2012	2011
	EUR	EUR
Intangible fixed assets	126,311	196,262
Tangible fixed assets	57,267	38,179
	183,578	234,441

3) Other operating expenses

	2012	2011
	EUR	EUR
Other personnel expenses	204,094	57,759
Housing expenses	395,408	216,319
Sales expenses	53,494	181,440
Office expenses	209,238	99,890
Transport expenses	123,679	89,185
General expenses	372,412	345,149
	1,358,325	989,742

4) Income tax expense

	2012	2011
	EUR	EUR
Corporate income tax	—	—
Deferred taxes	(8,759)	34,873
	(8,759)	34,873

The total income tax credit for the year can be reconciled to the accounting profit as follows:

	2012	2011
	EUR	EUR
Profit before tax	17,000	2,708
Income tax calculated at 22.5%	(3,825)	(609)
Recognition of previously unrecognized net operating losses	0	35,482
Other	(4,934)	0
Income tax recognised in statement of profit or loss	(8,759)	34,873

Deferred taxes are valuated at 22.5% corporate income tax rate applied to the fiscal profit before taxes. A 22.5% corporate income tax rate is used as a weighted average for current applicable corporate income tax rate of The Netherlands. Fiscal profit before taxes is calculated by deducting the acquisitions of intangible fixed assets and additions to the intangible fixed assets by internal development from the consolidated profit before taxes.

Deferred tax assets arise from the following:

2011

	Balance as at January 1	Credited to income	Balance as at December 31
	EUR	EUR	EUR
Income tax credit	146,094	106,063	252,157
	146,094	106,063	252,157

2012

	Balance as at January 1	Change	Balance as at December 31
	EUR	EUR	EUR
Income tax credit	252,157	(10,294)	241,863
	252,157	(10,294)	241,863

Notes to the specific items of the consolidated statement of financial position

5) Intangible fixed assets

Research and development costs
EUR
Balance as at 1 January 2011	329,577
Acquisitions	258,980
Impairments	(104,198)
Amortisations	(90,860)
Balance as at 31 December 2011	393,499
Acquisitions	58,916
Additions from internal developments	424,238
Impairments	—
Amortisations	(126,311)
Balance as at 31 December 2012	750,342
Accumulated acquisition value	745,220
Accumulated amortization and other impairments as at 31 December	(351,721)
Balance as at 31 December 2011	393,499
Accumulated acquisition value	1,228,374
Accumulated amortization and other impairments as at 31 December	(478,032)
Balance as at 31 December 2012	750,342

In 2011 impairment has been applied to a capitalized software platform which reached end-of-life before being fully amortized.

Intangible fixed assets with a limited lifespan have been amortised. The amortisation plan used is linear amortisation over lifespan of 20 years for the “Paylogic ticketing platform” and 5 years for other intangible fixed assets.

6) Property, plant and equipment

Plant and equipment at cost
EUR
Balance as at 1 January 2011	118,385
Acquisitions	75,339
Impairment	—
Depreciation	(38,179)
Balance as at 31 December 2011	155,545
Acquisitions	117,929
Impairment	—
Depreciation	(57,267)
Balance as at 31 December 2012	216,207
Accumulated acquisition value	235,836
Accumulated depreciation and other impairments	(80,291)
Balance as at 31 December 2011	155,545
Accumulated acquisition value	353,765
Accumulated depreciation and other impairments	(137,558)
Balance as at 31 December 2012	216,207

Tangible fixed assets with a limited lifespan have been depreciated. The deprecation plan used is linear deprecation over lifespan of 5 years. Tangible fixed assets have been impaired if the current amount of the tangible fixed asset supersedes the expected recoverable amount by the use of the tangible fixed asset.

7) Financial fixed assets

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Deferred tax assets	241,863	252,157
Other receivables	18,899	21,803
	260,762	273,960

Deferred tax assets are generally recognised for all deductible temporary differences and deductible losses to the extent that it is probable that taxable profits will be available against which those deductible temporary differences and deductible losses can be utilised. As stated in the “Key assumptions”, the recoverability of the deferred tax assets has been assessed.

8) Inventories

Finished products and goods for resale:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Hardware	5,648	6,092
Tickets	11,406	10,188
	17,054	16,280

9) Trade and other receivables

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Receivables from trade debtors	314,939	213,524
Other receivables, prepayments and accrued income	2,755,879	2,538,806
	3,070,818	2,752,330

Other receivables amounting to EUR 1,753,703 (2011: EUR 1,475,646) are receivables of ticketing funds by Stichting Paylogic Foundation from financial institutions and retail chains.

An amount of EUR 0 of the total amount of receivables has a remaining term over 1 year.

Receivables from trade debtors:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Debtors	373,618	345,873
Provision for uncollectable debtors	(58,679)	(132,349)
	314,939	213,524

Other receivables, prepayments and accrued income:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Accrued income and prepaid expenses	1,991,399	1,481,819
Other receivables	764,480	1,056,987
	2,755,879	2,538,806

10) Cash and cash equivalents

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Cash and cash equivalents	2,816,928	3,718,301
	2,816,928	3,718,301

Cash balances amounting to EUR 3,105,436 (2011: EUR 3,716,063) are held by Stichting Paylogic Foundation and EUR 14,542 (2011: EUR 14,542) is restricted. Both amounts are not at free disposal of the group.

11) Issued capital

The issued share capital of the company amounts to EUR 20,000, divided into 1,999,998 ordinary shares of EUR 0.01, 1 preference share of EUR 0.01 and no priority shares. The total number of issued shares is 1,999,999. The issued share capital has not changed during the year 2012. Extra-ordinary rights assigned to combined holders of preference share(s) are blocking rights on the following subjects to be decided in the General Meeting of Shareholders:

a)                                     issuing and/or transference of shares;

b)                                     reduction of issued capital;

c)                                      appointment of directors and wages of directors;

d)                                     appropriation of the result;

e)                                      changes to the statutes;

f)                                       merger by or split-up of the Company;

g)                                      discontinuance or liquidation of the Company.

12) Share premium

Share premium amounting to EUR 1,132,088 (2012: EUR 1,132,088) is allocated to 1 preference share outstanding. An amount of EUR 708,000 has been paid for in cash. An amount of EUR 424,088 has been allocated from the other reserves.

13) Legal and statutory reserve

Under Article 2:365 of the Netherlands Civil Code the Group has formed a legal and statutory reserve. The basis of this reserve is the activities on research and development on the Paylogic platform for which personnel expenses and acquisitions have been activated and formed as intangible fixed assets in the statement of financial position. The amount of the legal and statutory reserve is equal to the accumulated additions from internal developments and acquisitions.

14) Deferred tax liabilities

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Tax related liabilities	—	205,471
	—	205,471

In 2011 a liability was formed concerning a tax (VAT) related dispute with the Dutch tax authorities. In 2012, the Dutch tax authorities have recognised the standpoint of Paylogic and the dispute was resolved. The liability has therefore been released in revenues, due to the nature of the dispute.

15) Long-term liabilities

Debts to group companies and other long-term liabilities

A summary of the movements in 2011 is given below:

	Balance as at January 1	Change	Balance as at December 31
	EUR	EUR	EUR
Loans payable to Noorderhuys Participaties	541,795	48,761	590,556
Credit facility ING Bank N.V.	374,000	(84,000)	290,000
Other long-term liabilities	450,000	—	450,000
	1,365,795	(35,239)	1,330,556

A summary of the movements in 2012 is given below:

	Balance as at January 1	Change	Balance as at December 31
	EUR	EUR	EUR
Loans payable to Noorderhuys Participaties	590,556	53,150	643,706
Credit facility ING Bank N.V.	290,000	(84,000)	206,000
Other long-term liabilities	450,000	—	450,000
	1,330,556	(30,850)	1,299,706

The redemption obligations within 12 months after the financial year- end have been included under the current liabilities.

There are no securities or guarantees provided to the lender of the long- term liabilities. The long-term liabilities are subordinated. The interest rate of the loans payable is 9.0%.

Of this liability, EUR 656,000 has a term of 1 - 5 years.

Of this liability, EUR 643,706 has a term exceeding 5 years.

The Group has a current account credit facility of EUR 790,000 at ING Bank NV. The credit facility includes a EUR 290,000 government backed guarantor subordinate loan. This credit facility has a term of 42 months. Redemption is EUR 21,000 per quarter. As security for the debts to credit institutions, a pledge has been established on debtors, receivables and inventories of Accepté Holding B.V. and its subsidiaries, excluding Stichting Paylogic Foundation. Additionally guarantees have been provided by R.T. Hoeksema, B.J. Wesselink, J.W. van der Meer, and B. Beute, for a total amount of EUR 150,000.

16) Current liabilities

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Debts to credit institutions	84,000	84,000
Debts to suppliers and trade credits	202,162	189,236
Taxes and social security contributions	188,863	59,808
Other liabilities	5,453,384	5,545,089
	5,928,409	5,878,133

Debts to suppliers and trade credits:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Creditors	202,162	189,236
	202,162	189,236

Taxes and social security contributions:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Corporate income tax payable	—	493
VAT balance payable end of FY	71,379	15,598
Payroll taxes paid	117,484	43,717
	188,863	59,808

Other liabilities:

	31 Dec. 2012	31 Dec. 2011
	EUR	EUR
Commitment holiday allowance	87,441	130,775
Other liabilities	5,365,943	5,414,314
	5,453,384	5,545,089

Liabilities amounting to EUR 5,128,872 (2011: EUR 5,076,122) are a liability due to ticketing funds held by Stichting Paylogic Foundation.

Contingent assets and liabilities

Accepté Holding B.V., Getlogic Nederland B.V. and Paylogic Nederland B.V. are a fiscal unity for corporate income tax and VAT purposes and for that reason the company is jointly and severally liable for the tax liabilities of the whole fiscal unity.

Annual lease obligations entered into with third parties in respect to property are EUR 204,585 in total. The remaining term of the lease contract is 6 years. The subsequent obligations for these leases are EUR 1,143,471 in total. Of this amount EUR 1,004,387 is due after one year and EUR 30,000 is due after five years.

Disclosures by class of financial instruments

The following table presents the estimated fair values of the Group’s financial assets and liabilities. Certain balance sheet items are not included in the table, as they do not meet the definition of a financial asset or liability. Management considers that the carrying amounts of the financial assets and liabilities recognised below approximate their fair values.

	2012 Carrying amount	2012 Estimated fair value	2011 Carrying amount	2011 Estimated fair value
	EUR	EUR	EUR	EUR
Loans and receivables
Trade and other receivables	3,070,818	3,070,818	2,752,330	2,752,330
Cash and cash equivalents	2,816,928	2,816,928	3,718,301	3,718,301
Total assets	5,887,746	5,887,746	6,470,631	6,470,631
Liabilities held at amortised cost
Long-term liabilities	1,299,706	1,299,706	1,330,556	1,330,556
Debts to credit institutions	84,000	84,000	84,000	84,000
Debts to suppliers and trade credits	202,162	202,162	189,236	189,236
Total liabilities	1,585,868	1,585,868	1,603,792	1,603,792

There are no financial assets held available for sale or at fair value through profit or loss (FVTPL), or financial liabilities held at FVTPL.

Fair-value of financial instruments carried at amortized cost

Management considers that the carrying amounts of financial assets and financial liabilities recognized in the consolidated financial statements (such as receivables, trade payables and liabilities) approximate their fair value due to their short term nature.

Financial instruments

Credit risk management:

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in loss to the Group.

The group has adopted a policy of settling invoices with funds held by the Stichting Paylogic Foundation. Therefore the credit risk for these invoices is limited.

Interest rate risk management:

The interest rate risk arises primarily from the existing long-term liabilities. These borrowings mainly have a fixed interest rate with the other part financed with a floating interest coupon based on Euribor plus a spread.

Based on our expectation of interest rate movements in the coming period and the acceptability of our potential exposure, our current strategy is not to hedge the interest rate for the floating interest liabilities. Accordingly, changes in Euribor may have an impact on the group’s results for the coming year.

Long term financing:

The shareholders and management are currently in advanced stages to arrange longer term financing. Furthermore, should the economic climate be such that results are less than foreseen, management has a plan in place to reduce costs and scale down its investment plans.

Foreign currency risk management:

The Group has no significant foreign currency exposure. Therefore there are no significant fluctuations to be expected in the financial situation of the Group when the fluctuations in the value of the Euro occur.

Liquidity risk management

Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due. Operational cash flow provides the funds to service the Group’s financing obligations. The Group’s objective to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its financial obligations when due, without incurring unacceptable losses or risking damage to the Group’s reputation.

The Group manages its liquidity by monitoring and forecasting cash flows of its operating companies, debt servicing requirements and other obligations.

[GRAPHIC]

Independent auditors’ report

To: the Board of Directors and Shareholders of Accepté Holding B.V. and subsidiaries, Groningen, the Netherlands

We have audited the accompanying consolidated financial statements of Accepté Holding B.V., Groningen and its subsidiaries (the “Company”), which comprise the consolidated statement of financial position at December 31, 2012, and the related consolidated Statement of income, other comprehensive income, changes in equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Accepté Holding B.V. and its subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The 2011 consolidated financial statements were not audited or reviewed by us and, accordingly, we express no opinion or other form of assurance on them.

Basis of Accounting

We draw attention to the section “Basis of preparation” in the notes to the consolidated financial statements, which describes the basis of accounting. The consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board which is a basis of accounting other than Part 9 of Book 2 of the Dutch Civil Code which was used to prepare the statutory consolidated financial statements of the Company. These consolidated financial statements do not replace the statutory consolidated financial statements. Our opinion is not modified in respect to this matter.

Amsterdam, November 1, 2013

/s/ Deloitte Accountants B.V.

ACCEPTÉ HOLDING BV

UNAUDITED INTERIM FINANCIAL STATEMENTS

September 30, 2013

INDEX

Unaudited consolidated interim financial statements as per September 30, 2013
Unaudited consolidated statement of profit or loss
Unaudited consolidated statement of financial position
Unaudited consolidated statement of changes in equity
Unaudited consolidated statement of cash flow
Notes to the unaudited consolidated interim financial statements
General
Activities
Group structure
Notes to the specific items of the unaudited consolidated statement of profit or loss
Notes to the specific items of the unaudited consolidated statement of financial position

ACCEPTÉ HOLDING BV

UNAUDITED CONSOLIDATED STATEMENT OF PROFIT OR LOSS

September 30, 2013

	Sept 30, 2013	Sept 30, 2012
	EUR	EUR
Continuing operations
Revenue	6,278,779	4,220,594
Cost of sales	1,995,082	1,427,025
Gross profit	4,283,697	2,793,569
Finance costs	47,450	58,517
Employee benefits expense	2,687,727	1,808,265
Amortisation / depreciation	150,548	174,083
Other operating expenses	1,269,596	856,937
Total expenses	4,155,321	2,897,802
Profit before tax	128,376	(104,233)
Income tax expense	28,892	(23,453)
Profit for the year	99,484	(80,780)
Other comprehensive income	—	—
Total comprehensive income for the year	—	—
Attributable to:
Owners of the company	99,484	(80,780)
Non-controlling interests	0	0

ACCEPTÉ HOLDING BV

UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

September 30, 2013

	Sept 30, 2013		Dec. 31, 2012
	EUR		EUR
Assets
Non-current assets
Intangible fixed assets	925,070		750,342
Property, plant and equipment	366,411		216,207
Financial fixed assets	234,153		260,762
		1,525,634		1,227,311
Current assets
Inventories	17,054		17,054
Trade and other receivables	2,015,363		3,070,818
Cash and cash equivalents	5,556,579		2,816,928
		7,588,996		5,904,800
		9,114,630		7,132,111
Equity and liabilities
Capital and reserves
Issued capital	20,000		20,000
Share premium	1,132,088		1,132,088
Legal and statutory reserve	925,070		750,342
Other reserves	(2,173,161)		(2,006,674)
Retained earnings	99,484		8,241
		3,481		(96,003)
Non-current liabilities
Long-term liabilities		1,745,924		1,299,706
Current liabilities
Current liabilities		7,365,225		5,928,408
		9,114,360		7,132,111

ACCEPTÉ HOLDING BV

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

September 30, 2013

	Share capital	Share premium	Legal and statutory reserve	Other reserves	Retained earnings	Total
	EUR	EUR	EUR	EUR	EUR	EUR
Balance at January 1, 2012	20,000	1,132,088	394,991	(1,651,325)	—	(104,246)
Profit for the year	—	—	—	—	(80,780)	(80,780)
Other comprehensive income for the year	—	—	—	—	—	—
Total comprehensive income for the year	—	—	—	—	(80,780)	(80,780)
Addition to share premium	—	—	—	—	—	—
Addition to Legal reserve / other reserve	—	—	355,351	(355,351)	—	—
Balance at September 30, 2012	20,000	1,132,088	750,342	(2,006,676)	(80,780)	(185,026)
Balance at January 1, 2013	20,000	1,132,088	750,342	(1,998,433)	—	(96,003)
Profit for the year	—	—	—	—	99,484	99,484
Other comprehensive income for the year	—	—	—	—	—	—
Total comprehensive income for the year	—	—	—	—	99,484	99,484
Addition to share premium	—	—	—	—	—	—
Addition to legal reserve/other reserve	—	—	174,728	(174,728)	—	—
Balance at September 30, 2013	20,000	1,132,088	925,070	(2,173,161)	99,484	3,481

ACCEPTÉ HOLDING BV

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOW

September 30, 2013

	Period Sept 30, 2013	Period Sept 30, 2012
Cash flows from operating activities
Profit of the year	99,484	(80,780)
Adjustments for:
Finance costs recognised in profit or loss	47,450	58,517
Depreciation & Amortisation	150,548	174,083
Income tax expense recognised in profit or loss	28,892	(23,453)
Change in other financial fixed assets	(27,217)	46,071
Movements in working capital:
Change in inventories	—	—
Impairment on trade debtors	64,993	53,550
Change in trade debtors	60,330	80,012
Change in receivables from participators	(100,528)	(12,540)
Change in ticketing fund receivables	1,263,651	484,565
Change in other receivables	(333,519)	160,565
Change in trade creditors	167,941	(49,275)
Change in provision holiday allowance	77,182	(118,264)
Change in other provisions	39,321	—
Change in ticketing fund liabilities	1,278,813	(609,330)
Change in other liabilities	205,644	207,866
Change in taxes and social security contributions	(100,373)	376,232
Interest paid	(30,510)	(96,121)
Income taxes paid		—
Net cash used in operating activities	2,892,102	651,698
Cash flows from investing activities
Payment for tangible fixed assets	(215,648)	(26,473)
Payment for intangible fixed assets	(273,803)	(328,522)
Net cash used in investing activities	(489,451)	(354,995)
Cash flows from financing activities
Attracted long-term debt	400,000	—
Repayment of debt to credit institutions	(63,000)	(63,000)
Net cash used in financing activities	337,000	(63,000)
Net decrease in cash and cash equivalents	2,739,651	233,703
Cash and cash equivalents at the beginning of the period	2,816,928	3,726,268
Cash and cash equivalents at the end of the period	5,556,579	3,959,971

ACCEPTÉ HOLDING BV

NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2013

General

Activities

Accepté Holding B.V. (having its legal seat at Nieuwe Boteringestraat 28-30, Groningen, The Netherlands), hereinafter the “Company” and its group companies, together the “Group”, doing business as Paylogic, is a b-2-b and b-2-c brand which provides public event organizers with different ICT solutions. The core activity is to deliver an extensive system and service intended for the supply and distribution of tickets for organizers of public events of every size.

Group structure

Accepté Holding B.V. heads a group of companies. A list of these consolidated companies is included below.

Consolidated companies:

Name	Legal seat	Share in issued capital
Paylogic Nederland B.V.	Groningen, The Netherlands	100%
Getlogic Nederland B.V.	Groningen, The Netherlands	100%
Paylogic Deutschland GmbH	Berlin, Germany	100%
Stichting Paylogic Foundation	Groningen, The Netherlands	n/a

Summary of selected and significant accounting policies

The principal accounting policies and method of computations applied in these consolidated interim financial statements are consistent with those applied in the annual financial statements for the year ended 31 December 2012, unless otherwise stated below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

Basis of preparation

The consolidated interim financial statements as of and for the nine months ended September 30, 2013 have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’. As permitted by IAS 34, the consolidated interim financial statements do not include all of the information required for full annual financial statements and the notes to these consolidated interim financial statements are presented in a condensed format. Accordingly, the condensed consolidated interim financial statements should be read in conjunction with the annual financial statements for the year ended 31 December 2012, which have been prepared in accordance with International Financial Reporting Standards (IFRS) and IFRIC interpretations.

Other new accounting standards and developments

Effective from 1 January 2013, the Company adopted the following IFRS standards:

1.                                      IFRS 10 ‘Consolidated financial statements’

2.                                      IFRS 11 ‘Joint arrangements’

3.                                      IFRS 12 ‘Disclosures of interests in other entities’

4.                                      IFRS 13 ‘Fair value measurement’

All the above mentioned standards as well as all other standards and interpretations issued and effective for the reporting period starting 1 January 2013 did not have a material impact for the group. All IFRS standards and interpretations that were in issue but not yet effective for reporting periods beginning on 1 January 2013 have not yet been adopted and are not expected to have material impact on the group.

Use of estimates

The preparation of these interim financial statements requires management to make certain assumptions, estimates and judgements that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities as of the date of the interim financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of revision and the future periods if the revision affects both current and future periods. For areas involving higher degree of judgement or areas where assumptions and estimates are significant to the (interim) financial statements, reference is made to the ‘Critical accounting judgements and key sources of estimation uncertainty’ included in the Consolidated financial statements in the 2012 Annual accounts.

All intra-group transactions, balances, income and expenses are eliminated in full on consolidation.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for estimated customer returns, rebates and other similar allowances. Revenue is influenced due to seasonality.

Sale of goods

Revenue from the sale of goods is recognised when the goods are delivered and titles have passed, at which time all the following conditions are satisfied:

•                  the Group has transferred to the buyer the significant risks and rewards of ownership of the goods;

•                  the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•                  the amount of revenue can be measured reliably;

•                  it is probable that the economic benefits associated with the transaction will flow to the Group; and

•                  the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Interest income

Interest income from a financial asset is recognised when it is probable that the economic benefits will flow to the Group and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount on initial recognition.

Taxation

The tax currently payable is based on taxable profit for the year. Taxable profit differs from ‘profit before tax’ as reported in the consolidated (statement of profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are generally recognised for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilised. Such deferred tax assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realised, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Current and deferred tax are recognised in profit or loss, except when they relate to items that are recognised in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognised in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Property, plant and equipment

During the first nine months ended September 30, 2013, there was no significant net movement in Property, plant and equipment.

Intangible assets

Intangible assets acquired separately:

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortisation and accumulated impairment losses. Amortisation is recognised on a straight-line basis over their estimated useful lives. The estimated useful life and amortisation method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Internally-generated intangible assets—research and development expenditure:

Expenditure on research activities is recognised as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognised if, and only if, all of the following have been demonstrated:

•                  the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•                  the intention to complete the intangible asset and use or sell it;

•                  the ability to use or sell the intangible asset;

•                  how the intangible asset will generate probable future economic benefits;

•                  the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•                  the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognised for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognised, development expenditure is recognised in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortisation and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Derecognition of intangible assets:

An intangible asset is derecognised on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognised in profit or loss when the asset is derecognised.

Impairment of tangible and intangible assets other than goodwill:

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the combined asset the individual asset is part of.

Intangible assets with definite useful lives and intangible assets not yet available for use are tested whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

In January 2013 Paylogic invested for 26.509 euro in the website domain name paylogic.com.

Notes to the specific items of the unaudited consolidated statement of profit or loss

Employee benefits expense

	Sept 30, 2013	Sept 30, 2012
	EUR	EUR
Wages and salaries	2,643,310	2,019,008
Grants	(123,982)	(83,769)
Capitalized internal developments	(188,035)	(424,238)
Social security expenses	356,434	297,264
	2,687,727	1,808,265

Average number of employees

The average number of employees for the year, converted to full-time equivalents, was:

	Sept 30, 2013	Sept 30, 2012
Year average FTE	68	54

Other operating expenses

	Sept 30, 2013	Sept 30, 2012
	EUR	EUR
Other personnel expenses	257,075	164,610
Housing expenses	282,913	240,376
Sales expenses	228,019	57,191
Office expenses	176,674	155,787
Transport expenses	69,296	61,160
General expenses	255,619	177,813
	1,269,596	856,937

Income tax expense

	Sept 30, 2013	Sept 30, 2012
	EUR	EUR
Corporate income tax
Deferred taxes	28,892	(23,453)
	28,892	(23,453)

The total income tax credit for the year can be reconciled to the accounting profit as follows:

	Sept 30, 2013	Sept 30, 2012
	EUR	EUR
Profit before tax	128,376	(104,233)
Income tax calculated at 22.5%	28,885	(23,453)
Other	7	—
Income tax recognised in statement of profit or loss	28,892	(23,453)

Deferred taxes are valuated at 22.5% corporate income tax rate applied to the fiscal profit before taxes. A 22.5% corporate income tax rate is used as a weighted average for current applicable corporate income tax rate of The Netherlands. Fiscal profit before taxes is calculated by deducting the acquisitions of intangible fixed assets and additions to the intangible fixed assets by internal development from the consolidated profit before taxes.

Deferred tax assets arise from the following:

2012	Balance as at January 1	Credited to income	Balance as at December 31
	EUR	EUR	EUR
Deferred tax credit	252,157	(10,294)	241,863
	252,157	(10,294)	241,863

2013	Balance as at January 1	Change	Balance as at September 30
	EUR	EUR	EUR
Deferred tax credit	241,863	(28,892)	212,971
	241,863	(28,892)	212,971

Notes to the specific items of the unaudited consolidated statement of financial position

Intangible fixed assets

Research and development costs
EUR
Balance as at January 1, 2012	393,499
Acquisitions	58,916
Additions from internal developments	424,238
Depreciations	(126,311)
Balance as at December 31, 2012	750,342
Acquisitions	71,797
Additions from internal developments	188,035
Amortisations	(85,104)
Balance as at September 30, 2013	925,070
Accumulated acquisition value	1,222,815
Accumulated amortization and other impairments as at December 31	(472,473)
Balance as at December 31, 2012	750,342
Accumulated acquisition value	1,482,647
Accumulated amortization and other impairments as at September 30	(557,577)
Balance as at September 30, 2013	925,070

Intangible fixed assets with a limited lifespan have been amortised. The amortisation plan used is linear amortisation over lifespan of 20 years for the “Paylogic ticketing platform” and 5 years for other intangible fixed assets.

Financial fixed assets

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Deferred tax asset	212,971	241,863
Other receivables	21,182	18,899
	234,153	260,762

Deferred tax assets are generally recognised for all deductible temporary differences and deductible losses to the extent that it is probable that taxable profits will be available against which those deductible temporary differences and deductible losses can be utilised. As stated in the “Key assumptions”, the recoverability of the deferred tax assets has been assessed.

Trade and other receivables

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Receivables from trade debtors	189,616	314,939
Other receivables, prepayments and accrued income	1,825,747	2,755,879
	2,015,363	3,070,818

Other receivables amounting to EUR 490,052 (2012: EUR 1,753,703) are receivables of ticketing funds by Stichting Paylogic Foundation from financial institutions and retail chains.

The total amount of receivables and cash held by Stichting Paylogic Foundation are equal to the total amount of current liabilities of Stichting Paylogic Foundation.

An amount of EUR 0 of the total amount of receivables has a remaining term over 1 year.

Receivables from trade debtors:

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Debtors	313,288	373,618
Provision for uncollectable debtors	(123,672)	(58,679)
	189,616	314,939

Other receivables, prepayments and accrued income:

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Accrued income and prepaid expenses	1,474,917	1,991,399
VAT Receivable	142,211	—
Other receivables	208,619	764,480
	1,825,747	2,755,879

Cash and cash equivalents

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Cash and cash equivalents	5,556,579	2,816,928
	5,556,579	2,816,928

Cash balances amounting to EUR 6,067,611 (2012: EUR 3,105,436) are held by Stichting Paylogic Foundation and EUR 14.542 (2012: EUR 14.542) is restricted. Both amounts are not at free disposal of the group

Issued capital

The issued share capital of the company amounts to EUR 20,000, divided into 1,999,998 ordinary shares of EUR 0.01, 1 preference share of EUR 0.01 and no priority shares. The total number of issued shares is 1,999,999. The issued share capital has not changed during the year 2013. Extra-ordinary rights assigned to combined holders of preference share(s) are blocking rights on the following subjects to be decided in the General Meeting of Shareholders:

a)                                     issuing and/or transference of shares;

b)                                     reduction of issued capital;

c)                                      appointment of directors and wages of directors;

d)                                     appropriation of the result;

e)                                      changes to the statutes;

f)                                       merger by or split-up of the Company;

g)                                      discontinuance or liquidation of the Company.

Share premium

Share premium amounting to EUR 1,132,088 (2012: EUR 1,132,088) is allocated to 1 preference share outstanding. An amount of EUR 708,000 has been paid for in cash. An amount of EUR 424,088 has been allocated from the other reserves.

Legal and statutory reserve

Under Article 2:365 of the Netherlands Civil Code the Group has formed a legal and statutory reserve. The basis of this reserve is the activities on research and development on the Paylogic platform for which personnel expenses and acquisitions have been activated and formed as intangible fixed assets in the statement of financial position. The amount of the legal and statutory reserve is equal to the accumulated additions from internal developments and acquisitions.

Long-term liabilities

Debts to group companies and other long-term liabilities

A summary of the movements in 2012 is given below:

	Balance as at January 1	Change	Balance as at December 31
	EUR	EUR	EUR
Loans payable to Noorderhuys Participaties	590,556	53,150	643,706
Credit facility ING Bank N.V.	290,000	(84,000)	206,000
Other long-term liabilities	450,000	—	450,000
	1,330,556	(30,850)	1,299,706

A summary of the movements in 2013 is given below:

	Balance as at January 1	Change	Balance as at Sept. 30
	EUR	EUR	EUR
Loans payable to Noorderhuys Participaties	643,706	39,218	682,924
Credit facility ING Bank N.V.	206,000	337,000	543,000
Loans payable to lessor	—	70,000	70,000
Other long-term liabilities	450,000	—	450,000
	1,299,706	446,218	1,745,924

The redemption obligations within 12 months after the financial year- end have been included under the current liabilities.

The interest rate of the long-term liabilities is 9.0%. There are no securities or guarantees provided to the lender of the long-term liabilities. The long-term liabilities are subordinated.

Of this liability, EUR 1,063,000 has a term of 1 - 5 years. Of this liability, EUR 682,924 has a term exceeding 5 years.

The long-term loan to the lessor is due to a contractual contribution on interior investments on the new location de Ruijterkade in Amsterdam.

The Group has a current account credit facility of EUR 1,327,000 at ING Bank NV. The credit facility includes a EUR 227,000 government backed guarantor subordinate loan. This credit facility has a term of 32 months. Redemption is EUR 21,000 per quarter. As security for the debts to credit institutions, a pledge has been established on debtors, receivables and inventories of Accepté Holding B.V. and its subsidiaries, excluding Stichting Paylogic Foundation.

Current liabilities

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Debts to credit institutions	84,000	84,000
Debts to suppliers and trade credits	370,103	202,162
Taxes and social security contributions	88,106	188,863
Other liabilities	6,823,016	5,453,383
	7,365,225	5,928,408

Taxes and social security contributions:

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Pension debts	1,018	—
VAT balance payable end of FY	—	17,379
Payroll taxes paid	87,088	171,484
	88,106	188,863

Other liabilities:

	30 Sept. 2013	31 Dec. 2012
	EUR	EUR
Commitment holiday allowance	164,623	87,441
Other liabilities	6,658,393	5,365,942
	6,823,016	5,453,383

Liabilities amounting to EUR 6,407,685 (2012: EUR 5,128,872) are a liability due to ticketing funds held by Stichting Paylogic Foundation.

Contingent assets and liabilities

Accepté Holding B.V., Getlogic Nederland B.V. and Paylogic Nederland B.V. are a fiscal unity for corporate income tax and VAT purposes and for that reason the company is jointly and severally liable for the tax liabilities of the whole fiscal unity.

Annual lease obligations entered into with third parties in respect to property are EUR 442,000 in total. The remaining term of the lease contracts is 14 years. The subsequent obligations for these leases are EUR 1,700,000 in total. Of this amount EUR 300,000 is due after one year and EUR 1,400,000 is due after five years.